Press Release

Micromet, Inc. to Regain Rights to Blinatumomab in North America; Reports Financial Results for the Fourth Quarter and Full Year ended December 31, 2008

BETHESDA, MD, March 12, 2009 -- Micromet, Inc. (Nasdaq: MITI), a biopharmaceutical company developing novel, proprietary antibodies for the treatment of cancer, inflammation and autoimmune diseases, today announced that it is regaining from its partner MedImmune the rights in North America to its most advanced BiTE antibody candidate, blinatumomab, also known as MT103. In Europe, Micromet is conducting a phase 2 clinical trial with blinatumomab for the treatment of patients with acute lymphoblastic leukemia and a phase 1 clinical trial for the treatment of patients with non-Hodgkin's lymphoma.  In addition, the two companies plan to initiate a research program for the development of a new BiTE antibody for the treatment of hematological cancers.  Micromet also announced its financial results for the fourth quarter and full year ended December 31, 2008.

“We had a successful 2008 and are excited about the prospects for 2009. Our lead BiTE antibody program blinatumomab reported encouraging clinical data from phase 1 and phase 2 clinical trials last year, which form the basis for advancing the program towards its first pivotal clinical trial. We are pleased to regain North American rights to blinatumomab from our partner and are looking forward to taking control of the worldwide development of the program,” stated Christian Itin, President and Chief Executive Officer of Micromet. “With our successful financing and partnering activities last year and early this year, we are well positioned to move our programs to the next value step.”

Recent Developments relating to Blinatumomab and Micromet’s Collaboration with MedImmune:

In March 2009, MedImmune elected to return its license rights to blinatumomab to Micromet. Micromet will assume responsibility for the worldwide clinical development and commercialization of blinatumomab. MedImmune will complete the development of the commercial scale manufacturing process for blinatumomab at its cost. Upon the first marketing approval of blinatumomab in the United States, MedImmune will have a one-time option to reacquire the commercialization rights in North America at pre-defined terms.

Micromet’s clinical development activities with blinatumomab in Europe will continue unchanged. With the return of control over the development of blinatumomab in North America, Micromet will be in a position to align the European and US development activities.  Micromet will provide an update later this year on its plans for the development of blinatumomab in the United States.

The companies plan to initiate a research program for the development of a new BiTE antibody for the treatment of hematological cancers. MedImmune has an exclusive license to develop and commercialize the new BiTE antibody in North America, while Micromet owns all rights to the new BiTE antibody outside of North America. MedImmune will reimburse Micromet for its expenses in the performance of certain research and preclinical development activities to be conducted by Micromet. In addition, MedImmune will be required to make milestone payments upon the achievement of certain development milestones, and, if it receives marketing approval, to pay a royalty on net sales of the new BiTE antibody in North America.

Summary of Key Clinical Data Presented in 2008:

•
In December, Micromet presented clinical data on blinatumomab at the American Society of Hematology meetings in San Francisco.  The presentations included an oral presentation of the phase 1 clinical trial data of blinatumomab in patients with relapsed non-Hodgkin’s lymphoma and a poster presentation of the first interim data from its phase 2 clinical trial of blinatumomab in adult patients with acute lymphoblastic leukemia.

•
In September, Micromet presented the first clinical data from a phase 1b clinical trial studying the combination of adecatumumab with docetaxel in late stage metastatic breast cancer patients at the European Society for Medical Oncology in Stockholm, Sweden.

•
In August, Micromet presented the first peer-reviewed publication of clinical data on blinatumomab from the phase 1 clinical study in relapsed non-Hodgkin’s lymphoma patients. These data were published in the journal Science (321: 974-977 (2008)).

•
In April, Micromet presented the first pre-clinical data on new BiTE antibodies targeting EGFR, HER-2, MCSP and CD33. In addition, data was presented from animal studies testing the subcutaneous delivery of blinatumomab and MT110.

Financings and related Events in 2008:

•
In December, Micromet entered into a new committed equity financing facility with Kingsbridge Capital Limited, replacing a similar facility that was established in 2006.  Under the renewed facility, Kingsbridge has committed to purchase, subject to certain restrictions, limitations and conditions, up to $75 million of common stock at the time and in the amounts deemed suitable to Micromet, until December 1, 2011. Micromet is not obligated to sell to Kingsbridge any of the $75 million of common stock available under the facility, and there are no minimum commitments or minimum use penalties.

•	In November, Micromet was added to the NASDAQ Biotechnology Index.

•	In October, Micromet closed a sale of its common stock in a private placement transaction that yielded $40 million in gross proceeds.

Program Updates in 2009:

Consistent with its January 5, 2009, press release titled “Micromet Key Events for 2009,” Micromet intends to provide an update on its research and development programs at the following events:

•	April 12 to 16, 2009: Update on several preclinical BiTE antibodies at the American Association for Cancer Research (AACR) in Denver, CO.
•	April 24, 2009: Micromet will hold an R&D meeting in New York, NY for investors and analysts to provide a review of its product pipeline.
•
May 29 to June 5, 2009: Update on a phase 1b clinical trial combining adecatumumab with docetaxel in late stage metastatic breast cancer patients at the annual meeting of the American Society for Clinical Oncology (ASCO) in Orlando, FL.

•
June 4 to 7, 2009: Update on the phase 2 clinical trial with blinatumomab in acute lymphoblastic leukemia (ALL) patients at the 14th Congress of the European Hematology Association (EHA) in Berlin, Germany.

•
September 20 to 24, 2009: First interim data from a phase 1 clinical trial with MT110, an EpCAM-targeting BiTE antibody, in patients with metastatic gastrointestinal and lung cancers at the joint 15th Congress of the European Cancer Organisation (ECCO) and 34th Congress of the European Society for Medical Oncology (ESMO) in Berlin, Germany.

•
December 5 to 8, 2009: Update on a phase 2 clinical trial with blinatumomab in ALL patients and final results from a phase 1 clinical trial in late stage NHL patients at the annual meeting of the American Society for Hematology (ASH) in New Orleans, LA.

Additional expected Milestones in 2009:

•
In the first half of 2009, we expect to initiate a randomized, controlled, multicenter phase 2 clinical trial for relapsed colorectal cancer patients after complete resection of liver metastasis with adecatumumab, an EpCAM-targeting human monoclonal antibody that we develop in collaboration with Merck Serono;

•
Before the end of 2009, we plan to initiate an additional phase 2 clinical trial in patients with non-Hodgkin’s lymphoma with blinatumomab. In addition, by mid-2009, we expect to have completed enrollment in the ongoing phase 2 clinical trial in patients with acute lymphoblastic leukemia.

•
By mid 2009, we expect our partner Nycomed to initiate the first phase 1 clinical trial with MT203, a GM-CSF-neutralizing human monoclonal antibody, for the treatment of chronic inflammatory and autoimmune diseases.

•	Later in 2009, we expect our partner Morphotek, a wholly-owned subsidiary of Eisai, to initiate a first phase 1 clinical trial with MT228, a glycolipid-binding human antibody.
•
Also later in 2009, we expect our partner TRACON Pharmaceuticals, Inc. to complete the ongoing phase 1 clinical trial of MT293, a humanized monoclonal antibody targeting denatured collagen, that is being developed for the treatment of solid tumors.

•	Micromet intends to publish results from the research and development of its programs in peer-reviewed scientific and clinical journals throughout the year.
•
As previously stated, Micromet entered into an agreement with Bayer Schering in January 2009 under which Bayer Schering has obtained an exclusive option to develop and commercialize a BiTE antibody against a specified solid tumor target. We intend to enter into at least one additional corporate collaboration in 2009.

Financial Results:

Quarter Ended December 31, 2008

For the three months ended December 31, 2008, Micromet recognized total revenues of $5.9 million, compared to $7.0 million for the same period in 2007. Total operating expenses were $12.4 million for the three months ended December 31, 2008, compared to $13.1 million for the same period in 2007.

Loss from operations for the three months ended December 31, 2008 was $6.5 million, compared to a loss from operations of $6.1 million for the same period in 2007.

For the three months ended December 31, 2008, Micromet reported a net loss of $5.9 million, or $0.12 per basic and diluted common share, compared to a net loss of $3.8 million, or $0.09 per basic and diluted common share, for the same period in 2007.

Year Ended December 31, 2008

For the year ended December 31, 2008, Micromet recognized total revenues of $27.3 million, compared to $18.4 million for 2007. Total operating expenses were $53.4 million for the year ended December 31, 2008, compared to $43.6 million for 2007.

Loss from operations for the year ended December 31, 2008 was $26.1 million, compared to the $25.2 million loss from operations in 2007.

For the year ended December 31, 2008, Micromet reported a net loss of $33.2 million, or $0.77 per basic and diluted common share, compared to a net loss of $20.1 million, or $0.55 per basic and diluted common share, for 2007.  The net loss for the year ended December 31, 2008 includes a non-cash charge of $8.1 million, reflecting an increase during the year in the fair value of warrants that we issued in a 2007 private placement transaction, compared to a $1.8 million non-cash gain for this item in 2007.  The fair value of the warrants is calculated based on the Black-Scholes model.  Increases in our stock price during a reporting period result in a non-cash expense, while decreases in our stock price during a reporting period result in non-cash income.

Net cash used in operating activities was $15.7 million for the year ended December 31, 2008 compared to $14.3 million used in operating activities for 2007. Micromet's cash and cash equivalents were $46.2 million as of December 31, 2008.

Conference Call and Audio Webcast Today, March 12, 2009, at 9:00 am U.S. Eastern Time.

To participate in this conference call, dial 800-659-1966 (U.S.) or 617-614-2711 (international), passcode: 20334467. The audio webcast can be accessed at: www.micromet-inc.com in the investor relations section of the website.   A replay of the call will be available from 12:00 pm Eastern Time on March 12, 2009 (6:00 pm Central European Time) through Thursday, March 19, 2009. The replay number is 888-286-8010 (U.S.) or 617-801-6888 (international), passcode: 99301894.

About Micromet

Micromet, Inc. (www.micromet-inc.com) is a biopharmaceutical company with offices in Bethesda, MD and Munich, Germany. The Company is focused on developing novel, proprietary antibodies for the treatment of cancer, inflammation and autoimmune diseases. The Company's novel antibody technology is based on its proprietary BiTE® antibody platform, representing a new class of antibodies that specifically activate T cells from the patient's own immune system to eliminate cancer cells or other disease related cells. Four of the Company's antibodies are currently in clinical trials, with the remainder of its product pipeline in preclinical development. The Company's lead program is a BiTE antibody known as blinatumomab, or MT103. It is in a phase 2 clinical trial for the treatment of patients with acute lymphoblastic leukemia and a phase 1 clinical trial for the treatment of patients with non-Hodgkin's lymphoma. Micromet's second BiTE antibody in clinical development is MT110, which targets the epithelial cell adhesion molecule (EpCAM). The Company owns all rights to MT110, which is currently in a phase 1 clinical trial for the treatment of patients with solid tumors. The Company's third clinical stage antibody is adecatumumab, also known as MT201, a traditional human monoclonal antibody that targets EpCAM-expressing solid tumors. Micromet is developing adecatumumab in collaboration with Merck Serono in a phase 1b clinical trial evaluating adecatumumab in combination with docetaxel for the treatment of patients with metastatic breast cancer. Micromet licensed a fourth clinical stage antibody, MT293, to TRACON Pharmaceuticals, Inc. MT293 is being developed in a phase 1 clinical trial for the treatment of patients with cancer. The Company's preclinical programs include MT203 being developed in collaboration with Nycomed. MT203 is a traditional human antibody neutralizing the activity of granulocyte/macrophage colony stimulating factor (GM-CSF), which has potential applications in the treatment of inflammatory and autoimmune diseases, such as rheumatoid arthritis, psoriasis, or multiple sclerosis. Micromet has granted an exclusive option to Bayer Schering Pharma AG to license a BiTE antibody against an undisclosed solid tumor target. Additional BiTE antibodies, targeting CEA, CD33, Her2, EGFR and MCSP, respectively, are in different stages of preclinical development.

Forward-Looking Statements

This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. These forward-looking statements include statements regarding the efficacy, safety and intended utilization of our product candidates, the development of our BiTE antibody technology, the return of development and commercialization rights to blinatumomab, the future development of blinatumomab and a new BiTE antibody binding to CD19, the conduct, timing and results of future clinical trials, expectations of the future expansion of our product pipeline and collaborations, our plans regarding future presentations of clinical data, our expectations of timing for the publication of results from our research and development programs, our ability to draw down on the Committed Equity Financing Facility with Kingsbridge, and our plans regarding collaborations and other partnering activities. You are urged to consider statements that include the words "ongoing," "may," "will," "believes," "potential," "expects," "plans," "anticipates," "intends," or the negative of those words or other similar words to be uncertain and forward-looking. Factors that may cause actual results to differ materially from any future results expressed or implied by any forward-looking statements include the risk that product candidates that appeared promising in early research, preclinical studies or clinical trials do not demonstrate safety and/or efficacy in subsequent clinical trials, the risk that encouraging results from early research, preclinical studies or clinical trials may not be confirmed upon further analysis of the detailed results of such research, preclinical study or clinical trial, the risk that additional information relating to the safety, efficacy or tolerability of our product candidates may be discovered upon further analysis of preclinical or clinical trial data, the risk that we or our collaborators will not obtain approval to market our product candidates, the risks associated with reliance on outside financing to meet capital requirements, and the risks associated with reliance on collaborators, including MedImmune, Merck Serono, TRACON and Nycomed, for the funding or conduct of further development and commercialization activities relating to our product candidates. These factors and others are more fully discussed in Micromet’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, filed with the SEC on November 6, 2008, as well as other filings by the company with the SEC.

Contact Information

US Media:	European Media:
Andrea tenBroek/Chris Stamm	Ludger Wess
(781)-684-0770	+49 (40) 8816 5964
micromet@schwartz-pr.com	ludger@akampion.com

US Investors:	European Investors:
Susan Noonan	Ines-Regina Buth
(212) 966-3650	+49 (30) 2363 2768
susan@sanoonan.com	ines@akampion.com

(Tables Follow)

Micromet, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except par value)

	December 31, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$46,168	$27,066
Accounts receivable	3,424	4,689
Prepaid expenses and other current assets	1,950	2,579
Total current assets	51,542	34,334
Property and equipment, net	3,322	4,390
Goodwill	6,462	6,462
Patents, net	5,250	7,680
Deposits and other assets	959	196
Restricted cash	3,140	3,190
Total assets	$70,675	$56,252

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$710	$2,335
Accrued expenses	6,492	5,285
Warrant liabilities	12,294	5,218
Current portion of long-term debt obligations	-	2,401
Current portion of deferred revenue	4,054	3,360
Total current liabilities	23,550	18,599
Deferred revenue, net of current portion	7,555	8,366
Other non-current liabilities	2,025	2,055
Long-term debt obligations, net of current portion	2,157	2,254
Commitments
Stockholders’ equity:
Preferred stock, $0.00004 par value; 10,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.00004 par value; 150,000 shares authorized; 50,913 and 40,778 shares issued and outstanding at December 31, 2008 and December 31, 2007, respectively	2	2
Additional paid-in capital	227,806	184,014
Accumulated other comprehensive income	5,749	5,895
Accumulated deficit	(198,169)	(164,933)
Total stockholders´ equity	35,388	24,978
Total liabilities and stockholders’ equity	$70,675	$56,252

Micromet, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Revenues
Collaboration agreements	$5,212	$6,751	$25,870	$17,366
License fees and other	660	234	1,416	1,018
Total revenues	5,872	6,985	27,286	18,384
Operating expenses
Research and development	8,534	9,471	39,189	29,191
General and administrative	3,817	3,590	14,163	14,430
Total operating expenses	12,351	13,061	53,352	43,621
Loss from operations	(6,479)	(6,076)	(26,066)	(25,237)
Other income (expense)
Interest expense	(33)	(71)	(222)	(509)
Interest income	91	348	740	938
Change in fair value of warrants	439	41	(8,064)	1,750
Other income	131	1,817	377	2,932
Net loss	$(5,851)	$(3,799)	$(33,235)	$(20,126)
Basic and diluted net loss per common share	$(0.12)	$(0.09)	$(0.77)	$(0.55)
Weighted average shares used to compute basic and diluted net loss per share	50,534	40,757	43,309	36,362